Exhibit 99.2

Consolidated Financial Statements
Three and six months ended June 30, 2025, 2024 (unaudited) and year end December 31, 2024

DECOY THERAPEUTICS, INC.

DECOY THERAPEUTICS, INC.
Consolidated Balance Sheets

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,133,989	$3,190,521
Prepaid expenses and other current assets	72,437	80,295
Total current assets	3,206,426	3,270,816

Fixed assets, net of depreciation	51,390	59,836
Other assets - long term	40,000	40,000
Total assets	$3,297,816	$3,370,652

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$758,978	$797,213
Accrued expenses	437,151	408,818
Accrued interest and financing expense	3,501,472	2,702,558
Deferred income - grants	3,225,581	3,238,702
Shareholder note	139,823	123,873
Promissory note	2,548,306	2,193,054
Senior Promissory note	1,179,576	—
Convertible note - demand promissory	2,610,000	2,139,000
Convertible note - seed tranche A	3,233,000	3,249,000
Convertible note - seed	1,018,000	944,000
Convertible note - senior	10,448,000	9,993,000
Total current liabilities	$29,099,887	$25,789,218

Warrants	215,000	230,000
Total liabilities	$29,314,887	$26,019,218

Commitments and contingencies	—	—

Shareholders' equity:
Preferred stock; par value $0.001 par value; 2,000,000 shares authorized -0- shares issued and outstanding at June 30, 2025 and December 31, 2024.	—	—
Common stock; par value $0.001 per share; 6,000,000 shares authorized (includes 1,000,000 non-voting shares) at June 30, 2025 and December 31, 2024; 1,287,930 shares issued and outstanding at June 30, 2025 and December 31, 2024.	$1,288	$1,288
Additional paid in capital	1,808,488	1,179,469
Accumulated deficit	(27,826,847)	(23,829,323)
Total shareholders' equity (deficit)	$(26,017,071)	$(22,648,566)

Total liabilities and shareholders' equity	$3,297,816	$3,370,652
The accompanying footnotes are an integral part of these consolidated financial statements

DECOY THERAPEUTICS, INC.
Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Operating expenses
General and administrative	$315,577	$303,477	$613,006	$612,769
Research and development	447,782	762,721	888,675	1,527,511
Total operating expenses	$763,359	$1,066,198	$1,501,681	$2,140,280

Other (income) and expenses
Grant income	$—	$(408,578)	$(13,121)	$(995,302)
Fair value adjustment to convertible notes payable	353,000	(1,827,000)	859,000	(134,000)
Warrant liability (income) expense	(8,000)	(229,543)	(15,000)	2,457
Warrant expense related to note modification	—	—	531,152	—
Financing expense	92,254	35,875	140,561	71,750
Interest expense	596,421	304,798	993,251	592,736
Total other (income) expense	1,033,675	(2,124,448)	2,495,843	(462,359)
Net income (loss)	$(1,797,034)	$1,058,250	$(3,997,524)	$(1,677,921)

Net income (loss) attributable to shareholders - per share
Basic	$(1.40)	$0.82	$(3.10)	$(1.30)
Fully-diluted	$(1.40)	$0.55	$(3.10)	$(1.30)

Weighted average number of common shares
Basic	1,287,930	1,287,930	1,287,930	1,287,930
Fully-diluted	1,287,930	1,934,547	1,287,930	1,287,930
The accompanying footnotes are an integral part of these consolidated financial statements

DECOY THERAPEUTICS, INC.
Consolidated Statements of Shareholders’ Equity (Unaudited)

Three and six months ended June 30, 2024

	Preferred Shares		Common Shares		Additional Paid in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount			Total
Balance at January 1, 2024	—	$—	1,287,930	$1,288	$74,512	$(15,058,583)	$(14,982,783)
Stock based compensation	—	—	—	—	76,937	—	76,937
Net loss	—	—	—	—	—	(2,736,171)	(2,736,171)
Balance at March 31, 2024	—	$—	1,287,930	$1,288	$151,449	$(17,794,754)	$(17,642,017)

Warrant Expense	—	—	—	—	69,457	—	69,457
Stock based compensation	—	—	—	—	81,739	—	81,739
Net income	—	—	—	—	—	1,058,250	1,058,250
Balance at June 30, 2024	—	$—	1,287,930	$1,288	$302,645	$(16,736,504)	$(16,432,571)

Three and six months ended June 30, 2025

	Preferred Shares		Common Shares		Additional Paid in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount			Total
Balance at January 1, 2025	—	$—	1,287,930	$1,288	$1,179,469	$(23,829,323)	$(22,648,566)
Warrants issued for note extension	—	—	—	—	531,152	—	531,152
Stock based compensation	—	—	—	—	49,032	—	49,032
Net loss	—	—	—	—	—	(2,200,490)	(2,200,490)
Balance at March 31, 2025	—	$—	1,287,930	$1,288	$1,759,653	$(26,029,813)	$(24,268,872)

Stock based compensation	—	—	—	—	48,835	—	48,835
Net loss	—	—	—	—	—	(1,797,034)	(1,797,034)
Balance at June 30, 2025	—	$—	1,287,930	$1,288	$1,808,488	$(27,826,847)	$(26,017,071)

The accompanying footnotes are an integral part of these consolidated financial statements

DECOY THERAPEUTICS, INC.
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows (used) in provided by operating activities:
Net loss	$(3,997,524)	$(1,677,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,423	22,808
Amortization of debt discount’	365,828	105,455
Fair value adjustment to convertible notes payable	859,000	(134,000)
Change in fair value of warrant liability	(15,000)	69,457
Warrant expense related to note modification	531,152	(67,000)
Stock based compensation	97,867	158,676
Non-cash interest expense related to notes	798,914	549,195
Changes in assets and liabilities:
Decrease in prepaid expenses & other assets	7,858	11,755
Increase (decrease) in accounts payable and accrued expenses	(9,902)	331,094
Increase (decrease) in deferred revenue - grants	(13,121)	(745,303)
Net cash (used) in operating activities	$(1,354,505)	$(1,375,784)

Cash flows (used) in investing activities:
Purchase of property, plant and equiptment	$(11,977)	$—
Net cash (used) in investing activities	$(11,977)	$—

Cash flows provided by financing activities:
Proceeds from notes, (net)	$1,309,950	$488,888
Net cash provided by financing activities	$1,309,950	$488,888

Net change in cash and cash equivalents:	(56,532)	(886,896)
Cash and cash equivalents - beginning of period	3,190,521	4,156,433
Cash and cash equivalents - end of period	$3,133,989	$3,269,537

Supplemental cash flow disclousres:
Taxes paid	$—	$—
Interest paid	$—	$—
The accompanying footnotes are an integral part of these consolidated financial statements

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

NOTE 1 – ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION
Decoy Therapeutics, Inc. (the “Company”) is a development stage biopharmaceutical company with a mission to revolutionize the design, development, and commercialization of peptide-conjugate therapeutics. The Company believes that its evolving, proprietary IMmediate Peptide/PPMO/PNA Alpha-helical Conjugate Technology (IMP3ACT) platform represents a fundamental revolution in peptide-conjugate drug discovery by substantially accelerating the time to design and validate new lead quality drug candidates from years to months or even weeks. The Company’s IMP3ACT platform tames the complexity of the peptide-conjugate modality by using machine learning (ML) and artificial intelligence (AI), coupled with world-leading high-speed synthesis of peptide-conjugates and a strong understanding of target biology, to rapidly interrogate and reengineer naturally existing peptides that bind to disease mediating targets.
The Company employs a multi-parameter approach to design and optimization, simultaneously focusing on a broad set of characteristics that will be important through the development and commercialization of the drug, such as chemical affinity, agonist/antagonist activity, enzymatic resistance for enhanced pharmacokinetics, formulation, and manufacturing. The Company believes its approach will significantly decrease timelines, risk, and expense downstream in the therapeutic development process, and can still be executed quickly by the IMP3ACT platform during the design and lead optimization phase.
The Company plans to deploy the IMP3ACT platform in two major target areas: (a) antiviral fusion inhibitors and (b) G-Protein Coupled Receptors (GPCRs). In both target areas there is strong evidence that single peptide-conjugates can be designed to affect multiple disease states, creating the potential for multi-indication therapeutics with broad activity from a single drug. The Company believes both target areas also offer substantial commercial opportunities to address significant unmet medical needs.
The Company was incorporated in Delaware on April 17, 2020 and has a principal place of business in Cambridge, Massachusetts. The Company has a wholly-owned Canadian subsidiary, Decoy Drug Discovery Canada, which was incorporated on July 8, 2021. The Company’s Canadian subsidiary’s primary activities have been related to sponsored research activities at the University of Toronto and The University of Waterloo.
On January 10, 2025, the Company entered into an Agreement and Plan of Merger (as amended the “Merger Agreement”) with Salarius Pharmaceuticals, Inc., a Delaware corporation (“Salarius”), Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and a wholly owned subsidiary of Salarius (“First Merger Sub”), and Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Salarius (“Second Merger Sub”). The Decoy transaction is structured as a two-step transaction. In step one of the transaction, Salarius will combine with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly owned subsidiary of Salarius (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity and continuing under the name “Decoy Therapeutics, LLC” as a wholly owned subsidiary of Salarius. The closing of the Merger contemplated by step one of the transaction (the “Closing”) is conditioned upon, among other things, minimum proceeds from offerings of at least $6.0 million (collectively, the “Qualified Financing”) and the continued listing of Salarius’ common stock on Nasdaq. For the avoidance of doubt, while the Merger Closing contemplated by step one of the transaction is conditioned on Salarius’ continued listed on Nasdaq, neither the Qualified Financing nor the Merger Closing is contingent on Nasdaq’s approval of an initial listing application, which is expected to be filed following the consummation of the Qualified Financing and the Merger Closing in connection with step two of the transaction.
 In step two of the Decoy transaction, Salarius has agreed to call a special stockholder meeting to approve, among other things, the conversion of the Preferred Stock to be issued at Merger Closing into shares of Salarius common stock (the “Conversion Proposal”). The Preferred Stock issued at the Merger Closing will not convert into Salarius common stock until Salarius obtains stockholder approval to approve the Conversion Proposal. Nasdaq has informed Salarius that the Decoy transaction constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a) in connection with step two of the transaction and that the post-transaction entity will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to Salarius’ stockholder meeting to seek approval for the Conversion Proposal. Salarius

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
therefore intends to commence the initial listing process following the consummation of the Qualified Financing and the Merger Closing at such time that the post-transaction entity is expected to satisfy all of the applicable Nasdaq initial listing criteria. The Preferred Stock issued at the Merger Closing in connection with step one of the Decoy transaction will not be convertible into Salarius common stock until Nasdaq’s approval of the initial listing application and stockholder approval of the Conversion Proposal. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing.
The original Merger Agreement provided that the number of shares of Salarius common stock and the number of shares of Salarius common stock underlying Salarius Series A Preferred Stock to be issued at Merger Closing was based on an exchange ratio which assumed a base value of $28.0 million for Decoy and $4.6 million for Salarius. In the original Merger Agreement, this ratio was subject to adjustment based on the balance sheet cash available to each of Salarius and Decoy at Merger Closing (excluding any proceeds raised in any Qualified Financing).
On March 28, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 1 to the Merger Agreement (“Amendment No.1”), pursuant to which the parties agreed to eliminate the adjustment based on the relative balance sheet cash available to Salarius and Decoy at Closing. Accordingly, under Amendment No. 1, the relative ownership percentages of the combined company was effectively fixed, with Salarius’ legacy stockholders retaining 14.1% and Decoy’s legacy stockholders retaining 85.9% of the combined company following the completion of the Merger, in each case calculated on a fully-diluted basis, and before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after January 10, 2025, the date of entry into the original Merger Agreement.
On June 10, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”) to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction.
Since the execution of the original Merger Agreement in January 2025 and following the execution of Amendment No. 1, Salarius’ common stock price has experienced substantial deterioration, materially affecting the relative valuations underlying the exchange ratio. As a result, the parties have agreed to reduce Salarius’ relative valuation from $4.6 million at the time of the original Merger Agreement to $2.31 million. This reduction results in a change in the exchange ratio such that the number of shares of common stock underlying Salarius’ Preferred Stock to be issued to Decoy stockholders at Merger Closing will be increased by approximately 17 million shares. Accordingly, under Amendment No. 2, the relative ownership percentages of the combined company will result in Salarius’ legacy stockholders retaining 7.6% and Decoy’s legacy stockholders retaining 92.4% of the combined company following the completion of the Merger, in each case calculated on a fully-diluted basis, and before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after June 10, 2025, the date of Amendment No. 2.
 In addition, Amendment No. 2 revised the form of Certificate of Designation (as defined further below) for Preferred Stock that will be filed upon Merger Closing to include post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Qualified Financing and the Merger, Salarius conducts any subsequent dilutive financing of at least $2 million at a weighted average effective price per share below the offering price offered to the public in the Qualified Financing, the conversion ratio will be reset to provide additional shares to Preferred Stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance. The revised Certificate of Designation also provides that the Preferred Stock will not be convertible until the combined company meets the relevant initial listing standards of Nasdaq and contains a provision designed to prevent Preferred Stockholders from engaging in short sales of Salarius’ common stock. As provided in the original Certificate of Designation, the Preferred Stock will also not convert until Salarius obtains stockholder approval pursuant to Nasdaq listing rule 5635. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing.
The Company is devoting substantially all of its efforts to product research and development, initial market development, and raising capital. The Company has not generated any product revenue related to its primary business purpose to date and is subject to a number of risks similar to those of other early stage life science

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
companies, including dependence on key individuals, competition from other companies, the need for development of commercially viable products, and the need to obtain adequate additional financing to fund the development of its product candidates. The Company is also subject to a number of risks similar to other companies in the industry, including rapid technological change, regulatory approval of products, uncertainty of market acceptance of products, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulations, protection of proprietary technology, dependence on third parties, product liability, and dependence on key individuals.
Going Concern Evaluation:
As of June 30, 2025, the Company’s primary source of liquidity is its cash and cash equivalent balances. Until the Company is successful in gaining regulatory approvals, it is unable to sell the Company’s product in any market. Without revenues, the Company is reliant on funding obtained from investment in the Company to maintain business operations until the Company can generate positive cash flows from operations. The Company cannot predict the extent of future operating losses and accumulated deficit, and it may never generate sufficient revenues to achieve or sustain profitability.
The Company has generated an accumulated deficit of $27.8 million since its inception and will require substantial additional capital to fund its research and development and ongoing operating expenses. It is subject to risks common to companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology and compliance with government regulations. If access to capital is not achieved in the near term, it will materially harm the Company’s business, financial condition and results of operations to the extent that the Company may be required to cease operations altogether, file for bankruptcy, or undertake any combination of the foregoing. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued.
NOTE 2 - LIQUIDITY RISKS AND OTHER UNCERTAINTIES
The unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”). The Company has incurred net losses every year since inception and has an accumulated deficit of approximately $27.8 million at June 30, 2025. The Company has historically funded its operations through debt and equity financings. At June 30, 2025, the Company had cash balances totaling $3.1 million.
The Company will need to arrange additional financing in order to continue to pursue its current business objectives as planned and to continue to fund its operations. The Company is looking to raise additional funds through any combination of additional equity and debt financings or from other sources, however, the Company has no guaranteed source of capital that will sustain operations for a period of one year from the date these financial statements are available to be issued. There can be no assurance that any such potential financing opportunities will be available on acceptable terms, if at all.
Other risks and uncertainties:
The Company is subject to risks common to development stage biopharmaceutical companies including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, product liability, pre-clinical and clinical trial outcome risks, regulatory approval risks, uncertainty of market acceptance and additional financing requirements.
The Company’s products require approval or clearance from the U.S Food and Drug Administration prior to commencing commercial sales in the United States. There can be no assurance that the Company’s products will receive all of the required approvals or clearances. Approvals or clearances are also required in foreign jurisdictions in which the Company may license or sell its products.

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
There can be no assurance that the Company’s products, if approved, will be accepted in the marketplace. In addition, there cannot be any assurance that any future products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed.
NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which have been consistently applied, reflecting the operations of Decoy Therapeutics Inc. since inception. All intercompany accounts and transactions have been eliminated in consolidation.
Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of Decoy Therapeutics, Inc. and its wholly owned subsidiary. All intercompany transactions and balances are eliminated in consolidation. The functional currency of Decoy Drug Discovery Canada, Inc., a wholly-owned subsidiary of the Company, is remeasured into U.S. dollars using the exchange rate in effect at the consolidated balance sheet date while expenses are remeasured using the average exchange rate in effect during the period. Gains and losses arising from remeasurement of the wholly owned subsidiary’s financial statements are included in the determination of net loss.
Use of estimates:
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and judgments that may affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Changes in estimates are reflected in reported results in the period in which they become known.
Cash and cash equivalents:
The Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. From time to time during the periods presented, the Company has had bank account balances in excess of federally insured limits where substantially all cash is held in the United States. The Company has not experienced losses in such accounts. The Company believes that it is not subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.
Fair value of financial instruments:
The Company considers its cash and cash equivalents, accounts payable and accrued expenses to meet the definition of financial instruments. The carrying amounts of these financial instruments approximated their fair values due to the short maturities.
The Company measures fair value as required by ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (see Note 5).

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
Property and equipment:
Property and equipment are recorded at cost and are depreciated when placed in service using the straight-line method based on their estimated useful lives as follows:

Estimated Useful Life
Laboratory equipment	5 years
Computer equipment and software	3 years
Office furniture and equipment	5 years
Property and equipment are as follows:

	June 30,	December 31,
	2025	2024
Laboratory equipment	$159,732	$147,755
Computer equipment and software	19,012	19,012
Accumulated depreciation	$(127,354)	$(106,931)
Total fixed assets, net of depreciation	$51,390	$59,836
The Company recorded amortization expense of approximately $9,000 and $11,000 in the three months ended June 30, 2025 and 2024, respectively. The Company recorded amortization expense of approximately $20,000 and $23,000 in the six months ended June 30, 2025 and 2024, respectively.
Impairment of long-lived assets:
The Company reviews long-lived assets when events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Recoverability is measured by comparison of the book values of the assets to future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book value of the assets exceed their fair value, which is measured based on the projected discounted future net cash flows arising from the assets. No impairment losses have been recorded during the six months ended June 30, 2025 and the year ended December 31, 2024.
Warrants:
The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement), provided that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (a) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (b) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).
The Company assesses the classification of its warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between assets, liabilities and equity is required. The Company evaluated its issued and outstanding warrants to assess their proper classification using the applicable criteria enumerated under U.S. GAAP and determined that which warrants meet the criteria for liability classification and which warrants meet the criteria for equity classification in the accompanying consolidated balance sheets as of June 30, 2025 and December 31, 2024, respectively.
Grant income:
The Company has received grants from two funding sources, including a private not-for-profit organization and a federal agency. Grant income consists of income earned from grants to conduct development research. Funds received in advance of services being performed are recorded as deferred income. Income under the not-for-profit

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
and federal agency grants is recognized as labor and material costs are incurred. Labor costs are recognized based on actual salary costs incurred related to the projects, and material costs are recognized based on actual expenditures. For the three and six months ended June 30, 2025 and 2024, the Company has recognized approximately $0 and $13,000 and $409,000 and $995,000, respectively, of income related to these grants. During the six months ended June 30, 2025 and the year ended December 31, 2024, the Company has received a total of $0 and $250,000, respectively, in cash receipts from these grants.
Research and development:
Research and development costs are expensed as incurred. Research and development expenses include personnel costs associated with research and development activities, including third-party contractors to perform research, conduct clinical trials and manufacture drug supplies and materials. The Company accrues costs incurred by external service providers, based on its estimates of service performed and costs incurred. These estimates include the level of services performed by third parties, administrative costs incurred by third parties, and other indicators of the services completed. Based on the timing of amounts invoiced by service providers, the Company may also record payments made to those providers as prepaid expenses that will be recognized as expenses in future periods as the related services are rendered.
Operating segment:
The Company operates as one operating segment. The Company's chief operating decision maker ("CODM") is its chief executive officer, who reviews financial information presented on a consolidated basis. The CODM considers budget-to-actual variances on a quarterly basis for expense measures when making decisions about its allocated capital to its business activities. These financial metrics are used by the CODM to make key operating decisions, including the determination of appropriate Company expenditure on its research and development activities and general and administrative expenses.
The CODM uses a consolidated profit and loss measure presented in the Company’s income statement to allocate resources and assess performance, see the consolidated financial statements for other financial information regarding the Company’s operating segment.
Key relationships & licenses:
In June 2020, the Company entered into a one-year, non-exclusive licensing agreement with the Massachusetts Institute of Technology (“MIT”) related to developing potential treatments for Covid-19 using a variety available resources, services and technologies from MIT. Additionally, in July 2020, the Company entered into a Sponsored Research Agreement and option agreement with Columbia University to evaluate a molecule to block the transmission of Covid-19, Neither collaboration remains active.
The Company has attracted non-dilutive investments from the European Union’s IMI-CARE Consortium, The Bill & Melinda Gates Foundation (“BMGF”), The U.S. Government’s Biological Research and Development Authority (“BARDA”) and Johnson & Johnson through the U.S. Government’s Blue Knight Program.
Stock based compensation:
The Company recognizes compensation costs resulting from the issuance of stock-based awards to employees, non-employees and directors as an expense in the consolidated statements of operations over the requisite service period based on a measurement of fair value for each stock-based award. The fair value of each option grant is estimated as of the date of grant using the Black-Scholes option-pricing model, net of actual forfeitures. The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.
The Company utilizes the simplified method to estimate the expected term. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield was assumed to be zero as the

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
Company has not paid and dividends since its inception and does not anticipate paying dividends in the foreseeable future.
Earnings (loss) per share:
The Company reports loss per share in accordance with ASC 260-10, Earnings Per Share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to shareholders by the weighted average shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net earnings (loss) per share gives effect to ordinary shares equivalents; however, potential shares are excluded if their effect is anti-dilutive.
For the three and six months June 30, 2025, the number of shares excluded from the diluted net earnings (loss) per share included outstanding warrants to purchase 866,257 shares, 2,399,211 shares from the conversion of outstanding convertible notes and outstanding stock options to purchase 474,350 shares. For the three months ended June 30, 2024, the number of shares excluded from the diluted net earnings (loss) per share included outstanding warrants to purchase 248,920 shares, 1,333,905 shares from the conversion of outstanding convertible notes and outstanding stock options to purchase 86,995 shares. For the three months ended June 30, 2024, the company included 259,252 warrant shares and 387,355 option shares in the calculation of diluted net earnings (loss) as those shares were deemed to be in the money for this period. For the six months ended June 30, 2024, the number of shares excluded from the diluted net earnings (loss) per share included outstanding warrants to purchase 508,182 shares, 1,333,905 shares from the conversion of outstanding convertible notes and outstanding stock options to purchase 474,350 shares. The inclusion of these warrants, shares from convertible notes and stock options for both the three and six months ended June 30, 2025 and the six months ended June 30, 2024 in the denominator would be anti-dilutive.
NOTE 4 – NOTES
SEED Tranche A Convertible Promissory Note
On November 4, 2020, the Company entered into a Convertible Promissory Note (“Tranche A Note”) in exchange for $250,000 cash proceeds. The Tranche A Note bears interest at 5% per annum computed on a 356-day year. The stated maturity date of the Tranche A Note is December 31, 2021, though this was subsequently amended on February 28, 2022 to extend the maturity date through April 12, 2023, and again amended on November 13, 2023 to extend the maturity date through June 30, 2024. At the time of issuance of these financial statements, the Company is in process of further extending the maturity date of the Tranche A Note.
The Tranche A Note contains a variety of variable share settlement provisions, as indicated below:
Elective Conversion. In the event that the Company issues and sells shares of its equity securities to investors (a “Subsequent Financing"), then the holder of the Tranche A Note shall have the rights and option to convert the outstanding principal amount of the Tranche A Note and any unpaid accrued interest in whole into the equity securities sold in the Subsequent Financing at a conversion price equal to the lowest of the following: (i) the cash price paid per share for equity securities by the investors in the Subsequent Financing; (ii) $0.8333334 per share (equitably adjusted to account for stock splits, stock dividends and similar events with respect to the Common Stock between the date of the Tranche A Note and the date of such conversion); and (iii) the lowest exercise or conversion price per share of Common Stock underlying any stock option, stock appreciation right, or other stock-based equity award under the Company's stock-based awards (the "Stock Plan"). The issuance of equity securities pursuant to the conversion of this Tranche A Note shall otherwise be upon and subject to the same terms and conditions applicable to equity securities sold in the Subsequent Financing.
Automatic Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities to investors while the Tranche A Note remains outstanding in an equity financing with total proceeds to the Company of not less than $5,000,000, excluding the conversion of the Tranche A Note or other convertible securities issued for capital raising purposes (a “Qualified Financing”), then the outstanding principal amount of the Tranche A Note and any unpaid accrued interest shall automatically convert in whole without any

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
further action by the holder into equity securities sold in the Qualified Financing at a conversion price equal to the lowest of the following: (i) the cash price paid per share for equity securities by the investors in the Qualified Financing; (ii) $0.8333334 per share (equitably adjusted to account for stock splits, stock dividends and similar events with respect to the Company’s Common Stock between the date of the Tranche A Note and the date of such conversion); and (iii) the lowest exercise or conversion price per share of Common Stock underlying any stock option, stock appreciation right, or other stock-based equity award under the Company's Stock Plan, in each case granted to any of the current four stockholders of the Company between the date of the Tranche A Note and the date of such conversion (as equitably adjusted as provided in clause (ii) above). The issuance of equity securities pursuant to the conversion of this Tranche A Note shall otherwise be upon and subject to the same terms and conditions applicable to equity securities sold in the Qualified Financing.
Change of Control. If the Company consummates a change of control (as further defined below) while the Tranche A Note remains outstanding, the Company shall repay the holder in cash in an amount equal to the outstanding principal amount of this Tranche A Note plus any unpaid accrued interest on the original principal; provided, however, that upon the written election of the holder made not less than five days prior to such change of control, the Company shall convert the outstanding principal balance of this Tranche A Note and any unpaid accrued interest into shares of Common Stock at a conversion price equal to the lower of the following: (i) $0.8333334 per share (equitably adjusted to account for stock splits, stock dividends and similar events with respect to the Common Stock between the date hereof and the date of such conversion); and (ii) the lowest exercise or conversion price per share of Common Stock underlying any stock option, stock appreciation right, or other stock-based equity award under the Company's Stock Plan, in each case granted to any of the current four stockholders of the Company between the date hereof and the date of such conversion (as equitably adjusted as provided in clause (i) above). For purposes of the Tranche A Note, a change of control means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property; provided that a change of control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof.
Neither party has the ability to redeem the Tranche A Note prior to the stated maturity date and there are no other provisions requiring accounting analysis.
The Tranche A Note is considered an obligation (or liability) of the Company as prescribed by ASC 470-10 and/or 480-10-25-14(a). The Company has elected the fair value option under ASC 825-10-15-4(a) and paragraphs 4-5 of ASC 815-15-25 for each Tranche A Note and will instead measure each Tranche A Note, as a whole, at fair value, with changes in fair value reported in earnings. The Company will present all changes in fair value of the Tranche A Note as a component of interest expense. For the three months ended June 30, 2025 and 2024, the Company recorded income (expense) approximately of ($16,000) and ($76,000), respectively, as a change in the fair value of debt in the statement of operations. For the six months ended June 30, 2025 and 2024, the Company recorded income (expense) approximately of $16,000 and ($935,000), respectively, as a change in the fair value of debt in the statement of operations. For the six months ended June 30, 2025 and the year ended December 31, 2024, the Company recorded approximately $6,000 and $13,000 respectively, of accrued interest related to the Tranche A Note.
SEED Convertible Promissory Notes
On March 25, 2021, April 12, 2021, and April 5, 2022, the Company entered into three separate Convertible Promissory Notes (the “Seed Notes”) in exchange for $650,000 total cash proceeds. The Seed Notes bear interest at 8% per annum computed on a 365-day year. The stated maturity date of each Seed Note is two years (24 months) after the Issuance Date. The maturity date of April 5, 2022 Seed Note has been extended to December 31, 2024.

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
The maturity dates of March 25, 2021 and April 12, 2021 Seed Notes have been extended to June 30, 2024. At the time of issuance of these financial statements, the Company is in process of further extending the maturity dates for the Seed Notes. The Seed Notes are considered an obligation (or liability) of the Company as prescribed by ASC 470-10 and/or 480-10-25-14(a). The Company has elected the fair value option under ASC 825-10-15-4(a) and paragraphs 4-5 of ASC 815-15-25 for each Seed Note and will instead measure each Seed Note, as a whole, at fair value, with changes in fair value reported in earnings. The Seed Notes are convertible at the option of the Holder subject to the following conditions which are identical across the three Seed Notes:
Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities to investors while the Seed Notes remain outstanding in an equity financing with total proceeds to the Company of not less than $5,000,000 (excluding the conversion of the Seed Notes or other convertible securities issued for capital raising purposes (a “Seed Note Qualified Financing”), then the outstanding principal amount of the Seed Notes and any unpaid accrued interest shall automatically convert in whole without any further action by the holders into equity securities sold in the Seed Note Qualified Financing at a conversion price equal to the lesser of (i) the cash price paid per share for equity securities by the investors in the Seed Notes Qualified Financing multiplied by 0.80, and (ii) the quotient resulting from dividing $20,000,000 by the number of outstanding shares of Common Stock of the Company immediately prior to the Seed Note Qualified Financing (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of Seed Notes or other convertible securities issued for capital raising purposes. The issuance of equity securities pursuant to the conversion of the Seed Notes shall be upon and subject to the same terms and conditions applicable to equity securities sold in the Seed Note Qualified Financing. If the conversion price of the Seed Notes is less than the price per share at which equity securities are issued in the Seed Note Qualified Financing, the Company may, solely at its option, elect to convert the Seed Notes into shares of a newly created series of preferred stock having the identical rights, privileges, preferences and restrictions as the equity securities issued in the Seed Note Qualified Financing, and otherwise on the same terms and conditions, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the conversion price; and (ii) the per share dividend, which will be the same percentage of the conversion price as applied to determine the per share dividends of the investors in the Seed Note Qualified Financing relative to the purchase price paid by the investors.
Optional Conversion at non-Qualified Financing. In the event the Company consummates, while this Seed Notes remain outstanding, an equity financing pursuant to which the Company sells shares of preferred stock in a transaction that does not constitute a Seed Note Qualified Financing, then the Seed Note holders shall have the option to treat such equity financing as a Seed Note Qualified Financing on the same terms set forth herein.
Maturity Date Conversion. In the event that the Seed Notes remain outstanding on the maturity sate, then the outstanding principal balance of the Seed Notes and any unpaid accrued interest shall automatically without any further action by the holders convert as of the maturity date into shares of Common Stock at a conversion price equal to the quotient resulting from dividing $20,000,000 by the number of outstanding shares of Common Stock as of the maturity date assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of the Seed Notes or other convertible securities issued for capital raising purposes.
Change of Control. If the Company consummates a change of control (as further defined below) while the Seed Notes remain outstanding, the Company shall repay the holders in cash in an amount equal to the outstanding principal amount of the Seed Notes plus any unpaid accrued interest on the original principal; provided, however, that upon the written election of the holders made not less than five days prior to the change of control, the Company shall convert the outstanding principal balance of the Seed Notes and any unpaid accrued interest into shares of Common Stock at a conversion price equal to the quotient resulting from dividing $20,000,000 by the number of outstanding shares of Common Stock of the Company immediately prior to the change of control. For purposes of the Seed Notes, a change of control means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property.
The Seed Notes contain as side letter that contains participation and put rights. Aside from the conditions noted in the side letter, neither party has the ability to redeem the loan prior to the stated maturity date and there are no other provisions requiring accounting analysis.
For the three months and six months ended June 30, 2025 and the year ended December 31, 2024, the Company recorded approximately $13,000, $26,000 and $52,000 respectively, of accrued interest related to the Seed Notes. For the three and six months ended June 30, 2025 and 2024, the Company recorded income (expense) approximately of ($7,000), ($74,000) and $62,000, ($41,000), respectively, as a change in the fair value of debt in the statement of operations.
Senior Secured Convertible Promissory Notes
On December 22, 2021, and December 23, 2021, the Company entered into two separate Senior Secured Convertible Promissory Notes (the “Senior Notes”, “SSCPN”) in exchange for up to a combined $4.0M total cash proceeds. The stated maturity date for each Senior Note is March 22, 2023, and March 23, 2023, respectively. Per an amendment dated March 22, 2023, the Company elected to extend the maturity date for an additional six months for both Senior Notes. The Company subsequently extended the maturity date for both Senior Notes to June 30, 2024. At the time of issuance of these financial statements, the Company is in process of further extending the maturity dates for the Senior Notes. The Senior Notes are considered an obligation (or liability) of the Company as prescribed by ASC 470-10 and/or 480-10-25-14(a). The Company has elected the fair value option under ASC 825-10-15-4(a) and paragraphs 4-5 of ASC 815-15-25 for each Senior Note and will instead measure each Senior Note, as a whole, at fair value, with changes in fair value reported in earnings.
The Senior Notes contain an option to extend the maturity date by an additional six months for an extension premium of 110% which is exercisable by the issuer. The Senior Notes bear interest at 12% per annum computed on a 360-day year and contain the following conversion and redemption features:
At any time after the issuance sate of the Senior Notes, the Senior Notes shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock issuable upon conversion of any conversion amount, including all accrued and unpaid interest with respect to such portion of the principal amount, divided by the conversion amount. The conversion amount attributable to the first disbursement conversion price (initially $10.47 per share). If a subsequent disbursement is made in a six month period following the issuance date, initially 110% of the first disbursement conversion price, or if a subsequent disbursement is made after the six month period following the issuance date but prior to the date that is one year from the issuance date, initially 125% of the first disbursement conversion price. From and after a date upon which the Company becomes a publicly traded entity (as defined in the Senior Note), the Company shall not implement the conversion of any portion of the Senior Notes, and the holders shall not have the right to convert any portion of the Senior Notes.
The Company issued the Senior Notes together with detachable warrants (the “Warrants”) to purchase 464,182 shares of the Company’s Common Stock pursuant to a warrant purchase agreement. The Warrants were issued after each scheduled disbursement. The Company believes that the Warrants issued in connection with the Senior Notes are liability-classified under ASC 480-10-25-8, because the Company could be required to repurchase the Warrants under the terms thereof for reasons outside the control of the Company, including in the event of default (as defined in the Warrants). Even if the Warrants were not liability-classified under ASC 480, they would be classified as liabilities under ASC 815 because the Warrants meet the definition of a derivative under ASC 815-10-15-8. Because the Warrants are liability-classified, they will be initially and subsequently measured at fair value until settlement or expiry, with changes in fair value reported in the Statement of Income. The Company will also be measuring the related Senior Notes issued in conjunction with the Warrants at fair value. To the extent that the proceeds received from investors are less than the combined fair values of the Senior Notes and Warrants, the difference will be reported as an immediately loss in the statement of operations. For the three and six months

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
ended June 30, 2025 and 2024, the Company recorded income (expense) approximately of $8,000, $15,000 and $67,000, ($165,000) respectively, as a change in the fair value of warrant in the Statement of Operations.
Finally, in connection with the issuance of the Senior Notes, the Company also entered into a Registration Rights Agreement (the “RRA”) that outlines the actions the Company will take to register the securities underlying the Senior Notes and Warrants with the U.S, Securities and Exchange Commission. If the Company does not comply with the registration requirements under the RRA, the holders are entitled to receive payments if the Company is unable to comply with the promises in the RRA. The Company shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the purchase price paid by such holder pursuant to the purchase agreement for the Senior Notes. The Company analyzed ASC 825-20-25-1 for the accounting treatment for registration agreements related to financing arrangements. The Company determined the existence of the registration payment arrangement does not affect the accounting for the Senior Notes and the registration payment arrangement should not be recognized at this time under ASC Subtopic 450-20. ASC 450-20-25-1, requires contingent obligations to be recorded when a loss is probable of occurrence and reasonably estimable. As of June 30, 2025, it is not probable that the Company will be subject to penalties related to the RRA. The Company will reassess this conclusion each reporting period.
For the six months ended June 30, 2025 and the year ended December 31, 2024, the Company recorded approximately $508,000 and $886,000 respectively, of accrued interest related to the SSCPN. For the three months ended June 30, 2025 and 2024, the Company recorded income (expense) approximately of ($288,000) and $148,000, respectively, as a change in the fair value of debt in the statement of operations. For the six months ended June 30, 2025 and 2024, the Company recorded expense approximately of ($455,000) and $583,000, respectively, as a change in the fair value of debt in the statement of operations. At origination, the Company incurred $45,000 of dept issuance cost related to these SSCPN. During the three and six months ended June 30, 2025 and the year ended December 31, 2024, the Company amortized $0, $0 and $0, respectively, of these costs.
Bridge Notes
During the year ended December 31, 2023, the Company entered into a series of Promissory Notes (“Bridge Notes”) in exchange for notional proceeds totaling approximately $1,313,000. The terms and conditions of each Bridge Note are identical except for the proceeds invested by each investor and the maturity date of each Bridge Note. The stated maturity date for these Bridge Notes is twelve months from the date of issuance. At the time of issuance of these financial statements, the Company is in process of further extending the maturity dates for the Bridge Notes.
Each of the Bridge Notes was issued at an original issue discount with principal and accrued interest due and payable on the earlier of one year from issuance date, or the date of the closing of an initial public offering of the Company (“IPO”). The Company also has the option to repay the loan before the stated maturity date without penalty. The securities purchase agreement pursuant to which the Bridge Notes were sold requires that, in addition to repayment of principal and interest, shares of the Company’s Common Stock be issued to the holder according to the following conditions: 100% of the principal value of the note divided by (A) the Company’s IPO price or (B) if the Company fails to complete an IPO before maturity, the number of shares calculated using a $40 million pre-money valuation for the Company and the number of the Company’s shares outstanding at maturity.
Interest shall accrue to the holders on the aggregate then outstanding principal amount of the Bridge Notes at the rate of 10% per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the original issue date of the Bridge Notes until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.
The Bridge Notes are obligations of the Company that could be settled in cash (traditional debt under ASC 470) and a variable number of shares as per ASC 480-10-25-14(a). Under either ASC Topic, pursuant to U.S. GAAP the Bridge Notes would be presented the balance sheet as a liability at amortized cost.
The Bridge Notes contain a number of embedded features that should be evaluated for bifurcation. The Company will elect the fair value option to account for each of the Bridge Notes, as permitted by ASC 825-10-15 and ASC 815-15-25.

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
Based on the Company’s analysis, all three conditions under ASC 815-15-25-1 are met and the embedded share settlement feature would ordinarily require bifurcation as an embedded derivative. Based on the conditions in ASC 825-10-15 and ASC 815-15-25, the Company elected to apply the fair value option for each of the Bridge Notes and will not be required to bifurcate any embedded features. Neither ASC 825 nor ASC 815 prescribes the location in which the Company should report fair value changes in the income statement, the Company will elect a policy to present all changes in fair value of the Bridge Notes as a component of interest expense in the Statement of Income.
For the six months ended June 30, 2025 and the year ended December 31, 2024, the Company recorded approximately $114,000 and $164,000 respectively, of accrued interest related to these Bridge Notes. At origination, the Company incurred $145,000 of dept issuance cost related to these Bridge Notes. During the six months ended June 30, 2025 and the year ended December 31, 2024, the Company amortized $0 and $114,000, respectively, of these costs.
Demand Notes
On June 13, 2023, the Company issued three separate notes (“Demand Notes”) in exchange for gross cash proceeds totaling $150,000, prior to the payment of offering costs. The terms and conditions of each Demand Note are identical. Each Demand Note was issued at a discount and must be repaid upon the earlier of the maturity date or within 5 days of the demand by the holder. The specific terms of the Demand Notes are as follows:
In exchange for receipt of Demand Notes, the Company promises to pay the holders, the principal sum of $166,665 together with interest thereon from the date hereof, at 10% per annum, with interest and principal being immediately payable on the earlier of (i) the maturity date and (ii) five days from the date that the Holder demands repayment. The maturity date shall be 90 days from the issuance date of each Demand Note. At maturity on August 12, 2023, two of these three Demand Notes were repaid in full. The remaining note is outstanding to an officer/founder of the Company – See related party (Note 9).
The Demand Notes contain an embedded written put right. Specifically, the investors of each Demand Note have the right to demand repayment with five days’ notice. The Demand Notes were evaluated to determine whether the embedded features should be bifurcated, or detached from the note and accounted for separately if it meets the criteria in ASC 815-15-25-1. For the three and six months ended June 30, 2025 and 2024, the Company recorded income (expense) of approximately $1,000, $3,000 and $1,000, $3,000, respectively, of accrued interest related to these Demand Notes.
Promissory notes
Between May 2024 and September 2024, the Company issued $655,555 of notional principal of promissory notes with an original issue discount of 10%, an annual interest rate of 10%, and a maturity date of 180-days from issuance to a series of investors (the “2024 Promissory Notes”). For the six months ended June 30, 2024 and the year ended December 31, 2024, the Company recorded approximately $60,000 and $36,000 of accrued interest related to the Promissory 2024 Notes.
In connection with the issuance of these Promissory notes, the Company issued to the holders of the notes an aggregate of 44,000 warrant shares to purchase shares of the Company’s Common Stock at a price of $16.00 per share, with a term of 5 years from the date of issue. Additionally, as compensation for investment banking services the company issued 158,075 warrants to purchase shares of the Company’s Common Stock to Sutter Securities and related parties at a range of prices with a weighted average purchase price of $11.61. Due to the terms of these warrants they were recorded as equity. For the year ended December 31, 2024 the Company recorded warrant expense of approximately $836,000 in the Statement of Operations. For the three and six months ended June 30, 2025 and 2024, the Company recorded income (expense) of approximately ($42,000), ($346,000) and $0, $0, respectively, as a change in the fair value of debt in the statement of operations.
2024 Bridge notes
Between October 2024 and December 2024, the Company issued convertible bridge notes with principal amount of $625,000 (the “2024 Bridge Notes”). In February 2025, the Company issued another $125,000 of these

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
2024 Bridge Notes. The 2024 Bridge Notes will convert into shares of the Company’s Common Stock at a price of $5.23 per share in a manner substantially similar to the conversion rights under the Senior Secured Convertible Notes described above, have an annual interest rate of 10%, and a maturity date 180 days from the date of issuance. For the three months ended June 30, 2025 and 2024, the Company recorded approximately $24k and $0 respectively, of accrued interest related to these 2024 Bridge Notes. For the six months ended June 30, 2025 and 2024, the Company recorded approximately $41k and $0 respectively, of accrued interest related to these 2024 Bridge Notes.
Short Term Demand notes
On March 11, 2025, the Company issued $250,000 of Short Term Demand notes. If the notes are not repaid within 30 days of issuance, the Short Term Demand note increases to $150,000 and interest of 18% would be applicable. In addition to the notes the investors were entitled to pro rata warrants provided to investors in the financing (See note 13). The pro rata share of warrants was 100,000 shares with an exercise price of $7.00 (see Note 11) For the three and six months ended June 30, 2025, the Company recorded approximately $9,000 and $9,000 respectively, of accrued interest related to these Short Term Demand notes.
Original Issue Promissory notes
From April 9 to May 20, 2025, the Company issued approximately $1,500,000 of face-value of 20% original issue discount promissory notes with a maturity date of the earlier of 6 months or the date at which the Company completes a merger or IPO. Upon maturity the outstanding principal and interest is to be paid to the holder in cash. Additionally, if the company consummates a merger prior to 6 months from the issuance of these notes, the holders of the notes will receive a number of shares of the company’s common stock equivalent to their principal and accrued interest outstanding divided by $5.25 per share. If the company consummates an IPO prior to 6 months from the issuance of these notes, the holders of the notes will receive a number of shares of the company’s common stock equivalent to their principal and accrued interest outstanding divided by the IPO price per share. In the event that the company does not consummate a merger or IPO prior to 6 months from the issuance of these notes, holders of the notes will receive a number of shares of the company’s common stock equivalent to their principal and accrued interest outstanding divided by a share price equal to $28,000,000 divided by the fully-diluted outstanding shares of the Company. For the three and six months ended June 30, 2025, the Company recorded approximately $35,000 and $35,000 respectively, of accrued interest related to these original issues promissory notes.
Below is a schedule of note balances as of the six months ended June 30, 2025 and the year ended December 31, 2024:

							Senior
			Senior	Demand			Secured
	Shareholder	Promissory	Promissory	Promissory	Seed		Convertible
	Notes	Notes	Notes	Notes	Tranche A	Seed	Note
Beginning Balance December 31, 2024	$123,873	$2,199,999	$—	$625,000	$250,000	$650,000	$4,000,000
Change in principal balance	15,950	298,307	1,500,000	125,000	—	—	—
Ending Balance June 30, 2025	$139,823	$2,498,306	$1,500,000	$750,000	$250,000	$650,000	$4,000,000
See reconciliation of the above table to the balance sheet amounts in Note 5
NOTE 5 - FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company applies fair value accounting for all assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities the Company considers

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. For certain instruments, including cash and cash equivalents, accounts payable, and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments.
Fair value is estimated using various valuation models, which utilize certain inputs and assumptions that market participants would use in pricing the asset or liability. The inputs and assumptions used in valuation models are classified in the fair value hierarchy as follows:
Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.
Level 2: Quoted market prices for similar instruments in an active market; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations inputs of which are observable and can be corroborated by market data.
Level 3: Unobservable inputs and assumptions that are supported by little or no market activity and that are significant to the fair value of the asset and liability. The fair value hierarchy gives the lowest priority to Level 3 inputs.
In determining the appropriate hierarchy levels, the Company analyzes the assets and liabilities that are subject to fair value disclosure. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.
The following table presents the Company’s liabilities that are measured at fair value on a recurring basis by fair value hierarchy at June 30, 2025 and December 31, 2024:

June 30, 2025	Level 1	Level 2	Level 3	Total
Shareholder note	—	—	$139,823	$139,823
Promissory note	—	—	2,548,306	2,548,306
Senior Promisory note			1,179,576	1,179,576
Demand Promissory Convertible Note	—	—	2,610,000	2,610,000
Seed Tranche A	—	—	3,233,000	3,233,000
Seed	—	—	1,018,000	1,018,000
Senior Secured Convertible Note	—	—	10,448,000	10,448,000
SSCPN Warrant	—	—	215,000	215,000
Total	$—	$—	$21,391,705	$21,391,705

December 31, 2024	Level 1	Level 2	Level 3	Total
Shareholder note	—	—	$123,873	$123,873
Promissory note	—	—	2,193,054	2,193,054
Demand Promissory Convertible Note	—	—	2,139,000	2,139,000
Seed Tranche A	—	—	3,249,000	3,249,000
Seed	—	—	944,000	944,000
Senior Secured Convertible Note	—	—	9,993,000	9,993,000
SSCPN Warrant	—	—	230,000	230,000
Total	$—	$—	$18,871,927	$18,871,927
The following shows the movement of the warrant and note liability balances during the year ended December 31, 2024 and the six months ended June 30, 2025;

Senior
Senior	Demand	Secured

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

	Shareholder	Promissory	Promissory	Promissory	Seed		Convertible	SSCPN
	Notes	Notes	Notes	Notes	Tranche A	Seed	Note	Warrants
Beginning Balance December 31, 2024	$123,873	$2,193,054	$—	$2,139,000	$3,249,000	$944,000	$9,993,000	$230,000
Change in principal balance	15,950	348,307	1,500,000	125,000	—	—	—	—
Change in original Issue discount		6,945	(300,000)	—	—	—	—	—
Change in Fair value	—	—	(20,624)	346,000	(16,000)	74,000	455,000	(15,000)
Ending Balance June 30, 2025	$139,823	$2,548,306	$1,179,376	$2,610,000	$3,233,000	$1,018,000	$10,448,000	$215,000
Warrants issued to the Senior Note holders (Note 4) were classified as a liability on issuance.
NOTE 6 – STOCK BASED COMPENSATION
In May 2020, the Company adopted the Decoy Equity Incentive Plan (the “Plan”), pursuant to which the Company may grant incentive stock options (“ISOs”), non-qualified stock options, restricted stock, and stock grants to purchase up to 1,800,000 shares of Common Stock. In December 2023, the Company amended the Plan to increase the number of shares available under the Plan to 2,250,000 shares of Common Stock. Under the Plan, ISOs may not be granted with an exercise price less than fair value of the Company’s Common Stock on the date of the grant, and all options generally vest over a four-year period. These options expire ten years after the grant date.
Terms of stock award agreements, including vesting requirements, are determined by the board of directors, subject to the provisions of the Plan. Options granted by the Company typically vest over a four year period. Certain of the options are subject to acceleration of vesting in the event of certain change of control transactions. The options are exercisable from the date of grant for a period of ten years. For options granted to date, the exercise price equaled the estimated fair value of the Common Stock as determined by the board of directors on the date of grant.
The following table summarizes stock-based activities under the Amended Plan:

	Options	Weighted Average Exercise Price	Weighted Average Contractual Terms
Outstanding at December 31, 2024	474,350	$2.11	7.97
Granted	—	—
Outstanding at June 30, 2025	474,350	$2.11	7.72

Exercisable options at June 30, 2025	409,889	$1.82	7.32
The intrinsic value of outstanding options at June 30, 2025 was approximately $3.0 million.
Stock options granted during the year ended December 31, 2024, were valued using the Black-Scholes option-pricing model with the following weighted average assumptions:

December 31, 2024
Expected volatility	95.1%
Risk-free interest rate	4.6%
Expected dividend yield	—%
Expected life of options in years	5.2
Exercise Price	$9.950

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements

Fair value of common stock	$7.530
Estimate fair value of option	$—
Stock based compensation expense was approximately $49,000 ($26,000 included in research and development expense and $23,000 included in general and administrative expenses) and approximately $98,000 ($52,000 included in research and development expense and $46,000 included in general and administrative expenses) in the three and six months ended June 30, 2025. Stock based compensation expense was approximately $82,000 ($49,000 included in research and development expense and $33,000 included in general and administrative expenses) and $159,000 ($64,000 included in research and development expense and $95,000 included in general and administrative expenses) in the three and six months ended June 30, 2024.
At June 30, 2025, the total unrecognized compensation expense related to non-vested options was approximately $179,000 and is expected to be recognized over the remaining weighted average service period of approximately 1.0 years.
NOTE 7 – PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets are as follows:

	June 30,	December 31,
	2025	2024
Prepaid R&D costs	$13,626	$9,360
Prepaid rent	23,833	—
Prepaid software subscriptions	6,746	18,670
Prepaid professional fees	23,000	43,000
Prepaid other	5,232	9,265
Total	$72,437	$80,295
NOTE 8 – ACCRUED EXPENSES
Accrued expenses are as follows:

	June 30, 2025	December 31, 2024
Payroll	$324,683	$295,486
Professional fees	90,500	85,500
Other expenses	21,968	27,832
Total	$437,151	$408,818
NOTE 9 – RELATED PARTY TRANSACTIONS
Due to Officers/Founders:
As of June 30, 2025, one officer/founder of the Company had an outstanding Demand Note (See Note 4) in the principal amount of $55,555, plus accrued interest of approximately $14,000. This note accrues interest at 10% and has a maturity date of December 28, 2024. The Company is currently working to extend these notes.
As of June 30, 2025, one family member of an officer/founder of the Company had an outstanding Demand Note (See Note 4) in the amount of $83,333, plus accrued interest of approximately $25,000 and an outstanding Promissory Note (see Note 4) in the amount of $100,000, plus accrued interest of approximately $24,000.
During the second half of 2024 and first half of 2025, founders of the Company loaned the Company approximately $139,000 through non- interest bearing, open-ended maturity notes.

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
NOTE 10 – LICENSE AGREEMENTS AND GRANTS
The Company has received significant grants are from The Bill and Melinda Gates Foundation, Johnson & Johnson through the U.S. government’s Blue Knight Program, the European Union’s IMI.CARE.EU Consortium, the Canadian government’s National Research Council, and GOOGLE’s AI Startup Program.
Key Relationships, Licenses and Grants
The Company received a foundation grant from the Bill and Melinda Foundation for the development of a nasally inhaled, low cost, peptide conjugate pan-Coronavirus antiviral inhibitor. The initial award in September 6, 2021 provided up to a total of approximately $904,000 and expired on February 28, 2023. The Company initially recorded the proceeds in Deferred income. As work commenced under the grant, the Company recognizes income from deferred income.
In 2023 the Company entered into a supplemental grant with the Bill and Melinda Foundation for an additional $4,084,500 for continued work on the nasally inhaled, low cost, peptide conjugate pan-Coronavirus antiviral inhibitor reference above. The Company received payment of $3,500,000 on September 28, 2023. The remaining $584,500 will be received after the completion of certain milestones.
The Company recognized income of approximately $0 and $226,000 in the three months ended June 30, 2025 and 2024, respectively. The Company recognized income of approximately $12,000 and $371,000 in the six months ended June 30, 2025 and 2024, respectively. The Company had approximately $2,976,000 and $3,007,000 in deferred income balances related to this grant as of the six months ended June 30, 2025 and the year ended December 31, 2024, respectably.
Johnson and Johnson Quickfire Grants
The Company received a grant from the Johnson and Johnson through the U.S. government’s Blue Knight Program (Quickfire Grant) for experiments relating to the pharmacokinetics and tolerability of the aforementioned pan-Coronavirus inhibitor in the Human Airway Epithelium (HAE) model. The initial award to the Company on January 31, 2023 provided for $100,000. The Company initially recorded the proceeds in deferred income. As work commenced under the grant, the Company recognizes income from deferred income.
On September 22, 2023 the Company received the first $500,000 of an additional Quickfire grant for $1,000,000 for work to investigate the potential for broader therapeutic use of the aforementioned pan-Coronavirus inhibitor. The Company initially recorded the proceeds in deferred revenue. As work commenced under the grant, the Company recognizes income from deferred income.
On December 1, 2023 the Company received a second $500,000 of the Quickfire grant mentioned above. The Company initially recorded the proceeds in deferred income. As work commenced under the grant, the Company recognizes income from deferred income.
On March 25, 2024 the Company received a third $250,000 of the Quickfire grant mentioned above. At year end December 31, 2024 the Company has the proceeds recorded in deferred income. As work is commenced under the grant, the Company will recognize income from deferred income.
The Company recognized income of approximately $0 and $183,000 in the three months ended June 30, 2025 and 2024, respectively. The Company recognized income of approximately $1,000 and $624,000 in the six months ended June 30, 2025 and 2024, respectively. The Company had approximately $250,000 and $232,000 in deferred income balances related to these grants as of the six months ended June 30, 2025 and the year ended December 31, 2024, respectively.
NOTE 11 – SHAREHOLDERS’ EQUITY (DEFICIT)
As of June 30, 2025, the total authorized capital stock of the Company was 8,000,000 shares, which consisted of 5,000,000 shares of Common Stock, $0.001 par value per share; 1,000,000 shares of Nonvoting Common Stock $0.001 par value per share; 2,000,000 shares of Preferred Stock, $0.001 par value per share.

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
Common Stock
At June 30, 2025 and December 31, 2024, the Company has authorized 5,000,000 shares of Common Stock, par value $0.001 per share, of which, 1,287,930 were issued.
General
The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to and qualified by the rights, powers and preferences of the holders of shares of preferred stock. The Common Stock has the following characteristics:
Voting
The holders of shares of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders and written actions in lieu of meetings.
Dividends
The holders of shares of Common Stock are entitled to receive dividends, if and when declared by the board of directors. Cash dividends may not be declared or paid to holders of shares of Common Stock until paid on each series of outstanding preferred stock in accordance with their respective terms. As of June 30, 2025, no dividends have been declared or paid since the Company’s inception.
Liquidation
After payment to the holders of shares of preferred stock of their liquidation preferences, the holders of the Common Stock are entitled to share ratably in the Company’s assets available for distribution to stockholders, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or upon the occurrence of a deemed liquidation event.
Preferred Stock
At June 30, 2025 and December 31, 2024, the Company authorized 2,000,000 shares of $0.001 per share par value preferred stock, of which none have been issued.
Nonvoting Common Stock
At June 30, 2025 and December 31, 2024, the Company authorized 1,000,000 shares of $0.001 per share par value Nonvoting Common Stock, of which, none have been issued.
General
The voting, dividend and liquidation rights of the holders of shares of Nonvoting Common Stock are subject to and qualified by the rights, powers and preferences of the holders of shares of preferred stock. The Nonvoting Common Stock has the following characteristics:
Voting
The holders of shares of Nonvoting Common Stock are not entitled to vote. Only in special and limited case where mandated by Delaware law, Nonvoting shareholders shall be entitled to one half ( ½) vote for each share of Nonvoting Common Stock.
Dividends
The holders of shares of Nonvoting Common Stock are entitled to receive dividends on a one for one basis, if and when declared by the board of directors on Common Stock. Cash dividends may not be declared or paid to holders of shares of Nonvoting Common Stock until paid on each series of outstanding preferred stock in

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
accordance with their respective terms. For the six months ended June 30, 2025 and the year ended December 31, 2024, no dividends have been declared or paid since the Company’s inception.
Liquidation
After payment to the holders of shares of preferred stock of their liquidation preferences, the holders of the Nonvoting Common Stock are entitled to share ratably in the Company’s assets available for distribution to stockholders, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or upon the occurrence of a deemed liquidation event.
Warrants
As noted in Note 4, “Short Term Demand notes”, the Company issued warrant shares during the six months ended June 30, 2025.
On January 27, 2025, the Company adjusted the exercise price of 70,000 previously issued warrants from $16.00 to $7.00 and issued an additional 100,000 warrants with an exercise price of $7.00. Additionally, an extension premium of $23,125 was added to the principal balance of certain promissory notes.
On March 5, 2025, the Company issued an additional 100,000 warrants with an exercise price of $7.00. Additionally, an extension premium of $25,000 was added to the principal balance of certain promissory notes.
These 200,000 additional warrant shares issued in the three months ended March 31, 2025 are recorded as an expense of $531,000 in the statement of operations and in equity based on a fair value determined through a third party valuation. As of June 30, 2025, these warrants have not been exercised and remain outstanding.

	Warrants	Weighted Average Exercise Price	Weighted Average Contractual Terms
Outstanding at December 31, 2024	666,257	$6.81	3.30
Granted	200,000	7.00
Forfeited/Cancelled	—	—
Outstanding at June 30, 2025	866,257	$6.85	3.22
As of June 30, 2025, 464,182 shares of warrants are recorded on the balance sheet as liabilities with a fair value of $215,000, an additional 402,075 shares of warrants are accounted for in equity. The warrants expire on various dates between June 2027 to March 2030.
NOTE 12 - CONTINGENCIES
From time to time, the Company may become involved in various legal matters arising in the ordinary course of business. Management is unaware of any matters requiring accrual for related losses in the financial statements.
NOTE 13 - SUBSEQUENT EVENTS
Management has evaluated subsequent events through August 21, 2025, which is the date the financial statements were available to be issued. Other than disclosed below, there were no subsequent events that require adjustment or disclosure in the consolidated financial statements.
On July 16, 2025, the Company’s Board of Directors issued 491,600 incentive stock options remaining under the Company’s equity incentive plan to management, employees, and key contractors, with a strike price of $8.84 based on the Board’s estimate of the fair market value of the Company’s common stock.
On July 18, 2025, the Company amended its agreement with the investment bank Ladenburg, Thalman & Co. (“Ladenburg”) to replace $750,000 of equity compensation payable to Ladenburg upon closing of the potential

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
Salarius merger transaction with $750,000 in cash compensation, paid over time as follows: 10% of each future capital raise shall be paid at closing to Ladenburg, until the total paid reaches. $750,000.
On July 18, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 3 to the Merger Agreement (“Amendment No. 3”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of Salarius' newly created Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). The number of shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed on the exchanged Decoy Promissory Notes by the per share offering price in the Qualified Financing, with the shares underlying the Series A Preferred Stock being reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock, such that the relative percentage ownerships (pre-Qualified Financing) remain unchanged. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, including a conversion ratio of 1,000 shares of common stock per preferred share, and subject to similar adjustment and conversion restrictions, except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and the Company’s achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Amendment No. 3 also requires the Company to effectuate the transactions contemplated by the Note Exchange Agreements, with the closing of such agreements to occur at the Merger Closing.
On July 21, 2025, the Company’s Board of Directors approved a note conversion agreement to exchange the Company’s non-convertible promissory notes for Salarius Series B Preferred stock that is consistent with Amendment No. 3 and the Note Exchange Agreements.
On July 22, 2025, the Company extended the maturity date of approximately $139,000 of non-interest-bearing loans from the founders to the Company to 12 months from the Merger Closing.
On July 29, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 4 to the Merger Agreement (“Amendment No. 4) to modify the conversion terms of the Company’s form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock to further incentivize the consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as the Company’s stockholders approve the conversion of the Preferred Stock and the Company meets applicable Nasdaq initial listing standards. Except as modified by Amendment No. 4, the terms of the original Merger Agreement and Amendment Nos. 1, 2 and 3 remain in full force and effect.
On July 31, 2025, the Company extended the maturity of certain promissory notes with a total notional principal value of $444,445. Additionally, the Company issued warrants to purchase 125,000 shares of Decoy common stock at a price of $7.00 in connection with the extension.
On August 1, 2025, the Company affected a second amendment to its agreement with Ladenburg in accordance with FINRA guidance to eliminate the Company’s requirement to pay potential “break up” fees to Ladenburg in the event Ladenburg is terminated for cause.

DECOY THERAPEUTICS, INC.
Notes to Consolidated Financial Statements
On August 5, 2025, the Company amended outstanding warrants to purchase up to approximately 400,000 shares of common stock to provide that such warrants will not automatically expire upon a change of control of the Company.